UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2010 (November 15, 2010)

Kaman Corporation

(Exact Name of Registrant as Specified in Its Charter)

Connecticut

(State or Other Jurisdiction

of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 15, 2010, the Company issued a press release announcing the pricing of its $100,000,000 aggregate principal amount of 3.25% convertible senior notes due 2017 (the “Convertible Notes”). The Convertible Notes were offered in a private placement solely to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

The $100,000,000 aggregate principal amount of Convertible Notes were priced at par; will pay interest semiannually at a rate of 3.25% per annum; and have a conversion rate of 29.4499 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to a conversion price of approximately $33.96 per share), subject to adjustment. The sale of the Convertible Notes is expected to close on or about November 19, 2010. The Company also granted the initial purchasers of the Convertible Notes a 13-day option to purchase up to an additional $15,000,000 aggregate principal amount of Convertible Notes. The Company will settle the Convertible Notes upon conversion in cash, up to the principal amount, and will settle amounts in excess of the principal amount, if any, in cash, shares or a combination thereof, at the Company’s election.

In connection with this offering, to reduce the potential dilution upon conversion of the Convertible Notes, the Company is entering into convertible note hedge transactions with counterparties, one or more of which are affiliated with the initial purchasers of the Convertible Notes. Further, the Company is entering into warrant transactions with the counterparties. The warrant transactions could separately have a dilutive effect on the Company’s earnings per share to the extent that the market price of the Company’s common stock during the measurement period at maturity of the warrants exceeds the strike price of the warrants. These transactions have the economic effect of increasing the conversion price to approximately $44.40.

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of the securities will be made only by means of a private offering memorandum. The Convertible Notes and the shares of the Company’s common stock issuable upon conversion have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in response to this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1     Press Release issued by Kaman Corporation, dated November 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Candace A. Clark
Candace A. Clark
Senior Vice President, Chief Legal Officer and Secretary

Date: November 15, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Kaman Corporation, dated November 15, 2010.